U.S. GEOTHERMAL INC. APPOINTS DOUGLAS J. GLASPEY INTERIM CEO AND
ENTERS INTO EXECUTIVE ADVISOR AGREEMENT WITH DENNIS J. GILLES

BOISE, IDAHO – July 13, 2017 - U.S. Geothermal Inc. (the “Company”) (NYSE MKT: HTM), a leading and profitable renewable energy company focused on the development, production, and sale of electricity from geothermal energy, today announced that the Company’s Board of Directors has appointed Douglas J. Glaspey as Interim Chief Executive Officer, effective July 19, 2017. Mr. Glaspey will also continue to serve as the Company’s President and Chief Operating Officer.

The Company also announced that it has entered into a six-month agreement with current Chief Executive Officer, Dennis J. Gilles, to serve as an Executive Advisor to the Company, effective at the conclusion of Mr. Gilles’ current employment agreement, which expires on July 18, 2017.

“On behalf of the entire Board of Directors, we would like to extend our gratitude and thanks to Dennis for his outstanding contribution to the company over the past 6 years as a Member of our Board of Directors, as well as the past 4 years as CEO, and we are very pleased to appoint Doug as the Company’s Interim CEO,” said John H. Walker, Chairman of the Board. “As one of the Founders of U.S. Geothermal, we believe Doug’s extensive knowledge of the Company and geothermal industry experience, will prove valuable as our previously announced Executive Committee continues in the search process for a permanent CEO.”

“I look forward to working closely with Dennis, my fellow Board Members and the Management Team as we continue to execute on the operational performance at our existing operating plants, while maintaining our focus on long-term growth by transacting power purchase agreements for our development projects,” said Doug Glaspey, Interim CEO, President and Chief Operating Officer.

As previously announced, the Board of Directors has established an Executive Committee that, in addition to overseeing the search for a new CEO, will help guide the company on key strategic initiatives and capital allocation.

About U.S. Geothermal Inc.:
U.S. Geothermal Inc. is a leading and profitable renewable energy company focused on the development, production and sale of electricity from geothermal energy. The Company is currently operating geothermal power projects at Neal Hot Springs, Oregon, San Emidio, Nevada and Raft River, Idaho for a total power generation of approximately 45 MWs. The Company is also developing an additional estimated 115 MWs of projects at: the Geysers, California; a second phase project at San Emidio, Nevada; at Crescent Valley, Nevada; and the El Ceibillo project located near Guatemala City, Guatemala. U.S. Geothermal’s growth goal is to reach over 200 MWs of generation by 2021 through a combination of internal development and strategic acquisitions.

Please visit our Website at: http://www.usgeothermal.com

The information provided in this news release may contain forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995. Readers are cautioned to review the risk factors identified by the company in its filings with United States Securities and Exchange Commission. All statements, other than statements of historical fact, included herein, without limitation, statements relating to the staffing of executive positions, development schedules or estimated resources of U.S. Geothermal, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; interpretation of the results of well tests; project development; resource megawatt capacity; capital expenditures; timelines; strategic plans; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from U.S. Geothermal's expectations include the uncertainties involving the availability of financing in the debt and capital markets; uncertainties involved in the interpretation of results of well tests; the need for cooperation of government agencies in the development and operation of properties; the need to obtain permits and governmental approvals; risks of construction; unexpected cost increases, which could include significant increases in estimated capital and operating costs; and other risks and uncertainties disclosed in U.S. Geothermal's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the United States Securities and Exchange Commission and Canadian securities regulatory authorities and in other U.S. Geothermal reports and documents filed with applicable securities regulatory authorities from time to time. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made. U.S. Geothermal Inc. assumes no obligation to update forward-looking statements if management’s expectations, beliefs, or opinions, or other factors, should change.

Website: www.usgeothermal.com	NYSE MKT: HTM

The NYSE MKT does not accept responsibility for the adequacy of this release.

FOR ADDITIONAL INFORMATION PLEASE CONTACT:
Scott Anderson – Director of Investor Relations and Corporate Communications
U.S. Geothermal Inc.
Tel: 208-424-1027
Fax: 208-424-1030
sanderson@usgeothermal.com

U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste 250, Boise, ID 83706	208-424-1027
www.usgeothermal.com